AMENDED ARTICLES OF INCORPORATION

OF
THE TIMKEN COMPANY

FIRST: The name of the Corporation shall be The Timken Company.

SECOND: The principal office of the Corporation in the State of Ohio is to be located in Canton in Stark County.

THIRD: The Corporation is formed for the purpose of developing, producing, manufacturing, buying, selling and generally dealing in products, goods, wares, merchandise, tangible and intangible property and services of any and all kinds and doing any and all things necessary or incidental thereto.

FOURTH: The authorized number of shares of the Corporation is 220,000,000 shares, consisting of 10,000,000 shares of Class I Serial Preferred Stock without par value (the "Class I Serial Preferred Stock"), 10,000,000 shares of Class II Serial Preferred Stock without par value (the "Class II Serial Preferred Stock"), and 200,000,000 shares of Common Stock without par value (the "Common Stock").

No holder of any shares of the Corporation shall have, as such holder, any preemptive right to purchase any shares or any other securities of the Corporation.

No holder of any shares of the Corporation shall have, as such holder, any right to cumulate voting power in any election of Directors.

DIVISION A

Express Terms of the Class I Serial Preferred Stock

SECTION 1. The Class I Serial Preferred Stock may be issued from time to time in one or more series. All shares of Class I Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided. Each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 7, inclusive, of this Division A, which provisions shall apply to all Class I Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each series to fix:

a.The designation of the series, which may be by distinguishing number, letter and/or title.
b.The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).
c.The annual dividend rate of the series.
d.The dates at which dividends, if declared, shall be payable, and the dates from which Dividends shall be cumulative.
e.The redemption rights and price or prices, if any, for shares of the series.
f.The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.
g.The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

h.Whether the shares of the series shall be convertible into shares of any other class or series of stock of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.
i.Restrictions (in addition to those set forth in Section 5 (b) of this Division A) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section 1 of this Division A.

SECTION 2. The holders of Class I Serial Preferred Stock of each series, in preference to the holders of Class II Serial Preferred Stock, of Common Stock and of any other class of shares ranking junior to the Class I Serial Preferred Stock, shall be entitled to receive out of any funds legally available for the Class I Serial Preferred Stock and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section I of this Division A and no more, payable on the dividend payment dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Class I Serial Preferred Stock or any dividend payment date unless (i)all dividends upon all Class I Serial Preferred Stock then outstanding for all dividend payment dates prior to such date shall have been paid or funds therefor set apart, and (ii) at the same time a like dividend upon all Class I Serial Preferred Stock then outstanding and having a dividend payment date on such date, ratably in proportion to the respective annual dividend rates, shall be paid or funds therefor set apart.

For the purpose of this Division A, a dividend shall be deemed to have been paid or funds therefor set apart on any date if, on or prior to such date, the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividend at his address then appearing on the books of the Corporation.

SECTION 3. In no event so long as any Class I Serial Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Class II Serial Preferred Stock, Common Stock or other shares ranking junior to the Class I Serial Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Class II Serial Preferred Stock, Common Stock or any other shares ranking junior to the Class I Serial Preferred Stock, nor shall any Class II Serial Preferred Stock, Common Stock or any other shares ranking junior to the Class I Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Class II Serial Preferred Stock, Common Stock or other shares ranking junior to the Class I Serial Preferred Stock received by the Corporation on or subsequent to April 16, 1985) unless ( i) all dividends upon all Class I Serial Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such action shall have been paid or funds therefor set apart, and ( ii) all mandatory sinking fund obligations pursuant to the terms of any series of Class I Serial Preferred Stock for all sinking fund payments due on or prior to the date of such action shall have been complied with.

SECTION 4. (a) The holders of Class I Serial Preferred Stock of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Class II Serial Preferred Stock, Common Stock or any other shares ranking junior to the Class I Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section I of this Division A, plus (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Class I Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Class I Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Class I Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Class I Serial Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all of substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division A.

SECTION 5. (a) No holder of Class I Serial Preferred Stock shall be entitled, as such holder, to notice of meetings of shareholders or to vote upon any matter presented to the shareholders except as otherwise provided by this Section 5 of this Division A or required by law.

If, and so often as, the Corporation shall be in default in the payment of dividends in an amount equivalent to six full quarterly dividends on any series of Class I Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Class I Serial Preferred Stock of all series, voting separately as a class, shall thereafter be entitled to elect, as hereinbelow provided, two members of the Board of Directors of the Corporation who shall serve, except as hereinbelow provided, until the next annual meeting of the shareholders and until their successors have been elected and qualified. The special class voting rights provided for herein when the same shall have become vested shall remain so vested until all dividends on the Class I Serial Preferred Stock of all series then outstanding for all past dividend payment dates shall have been paid or funds therefor set part, whereupon the terms of Directors elected by the holders of Class I Serial Preferred Stock shall automatically terminate and the holders of Class I Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

In the event of default entitling the holders of Class I Serial Preferred Stock to elect two Directors as above specified, a special meeting of the holders of Class I Serial Preferred Stock for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or upon written notice to the Secretary of the Corporation may be called by, the holders of record of at least ten percent of the shares of Class I Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required, and the holders of Class I Serial Preferred Stock shall not be entitled, to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt by the Secretary of the Corporation of the foregoing written request or notice from the holders of Class I Serial Preferred Stock. At any annual meeting of shareholders or special meeting called for such purpose at which the holders of Class I Serial Preferred Stock shall be entitled to elect Directors, the holders of 35% of the then outstanding shares of Class I Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum for such purpose, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be necessary and sufficient to elect the members of the Board of Directors which the holders of Class I Serial Preferred Stock are entitled to elect as hereinabove provided. If at any such meeting there shall be less than a quorum for such purpose present, the holders of a majority of the shares of Class I Serial Preferred Stock so present may adjourn the meeting for such purpose only from time to time without notice other than announcement at the meeting until a quorum shall attend.

The two Directors who may be elected by the holders of Class I Serial Preferred Stock pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

(b) The affirmative vote of the holders of at least two-thirds of the shares of Class I Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class I Serial Preferred Stock shall vote separately as a class, shall be necessary to adopt any amendment to the Amended Articles of Incorporation (but so far as the holders of Class I Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

(i) changes issued shares of Class I Preferred Stock of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or
(ii) changes the express terms of the Class I Serial Preferred Stock in any manner substantially prejudicial to the holders of all series thereof then outstanding; or
(iii) authorizes shares of any class, or any security convertible into shares of any class, or authorizes the conversion of any security in shares of any class, ranking prior to the Class I Serial Preferred Stock; or
(iv) changes the express terms of issued shares of any class ranking prior to the Class I Serial Preferred Stock in any manner substantially prejudicial to the holders of all series of Class I Serial Preferred Stock then outstanding;

and the affirmative vote of the holders of at least two-thirds of the shares of each affected series of Class I Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Class I Serial Preferred Stock shall vote separately as a series, shall be necessary to adopt any amendment to the Amended Articles of Incorporation (but so far as the holders of each such series of Class I Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

(v) changes issued shares of Class I Serial Preferred Stock of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or any different number of shares of the Corporation of any other class or series; or
(vi) changes the express terms of any series of the Class I Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or
(vii) changes the express terms of issued shares of any class ranking prior to the Class I Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series of Class I Serial Preferred Stock then outstanding.

SECTION 6. If the shares of any series of Class I Serial Preferred Stock shall be convertible into shares of any other class or series of stock of the Corporation, then upon conversion of shares of such series the stated capital, if any, of the shares delivered upon such conversion shall be an amount equal to the stated capital, if any, represented by each such share outstanding at the time of such conversion multiplied by the number of such shares delivered upon such conversion. The stated capital, if any, of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital, if any, of the shares of Class I Serial Preferred Stock so converted and the stated capital, if any, of the shares delivered upon such conversion.

SECTION 7. For the purpose of this Division A:

Whenever reference is made to shares "ranking prior to the Class I Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class I Serial Preferred Stock; whenever reference is made to shares "on a parity with the Class I Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class I Serial Preferred Stock, and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class I Serial Preferred Stock; and whenever reference is made to shares "ranking junior to the Class I Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Class I Serial Preferred Stock.

DIVISION B

Express Terms of the Class II Serial Preferred Stock

SECTION 1. The Class II Serial Preferred Stock may be issued from time to time in one or more series. All shares of Class II Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided. Each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 7, inclusive, of this Division B, which provisions shall apply to all Class II Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each series to fix each of the same matters as are described in clauses (a) to (i), inclusive, of Section 1 of Division A (provided that, for purposes of this cross-reference, the reference in said clause (i) to "Section 5(b) of this Division A" shall read "Section 5(b) of this Division B").

The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, each of the same matters as are described in clauses (a) to (i), inclusive, of Section 1 of Division A (subject to the aforesaid cross reference proviso) .

SECTION 2. The holders of Class II Serial Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Class II Serial Preferred Stock, shall be entitled to receive out of any funds legally available for the Class II Serial Preferred Stock and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division B and no more, payable on the dividend payment dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Class II Serial Preferred Stock on any dividend payment date unless (i) all dividends upon all Class II Serial Preferred Stock then outstanding for all dividend payment dates prior to such date shall have been paid or funds therefor set apart, and (ii) at the same time a like dividend upon all Class II Serial Preferred Stock then outstanding and having a dividend payment date on such date, ratably in proportion to the respective annual dividend rates, shall be paid or funds therefor set apart.

For the purpose of this Division B, a dividend shall be deemed to have been paid or funds therefor set apart on any date if, on or prior to such date, the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividend at his address then appearing on the books of the Corporation.

SECTION 3. In no event so long as any Class II Serial Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Class II Serial Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Class II Serial Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Class II Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock of other shares ranking junior to the Class II Serial Preferred Stock received by the Corporation on or subsequent to April 16, 1985) unless (i) all dividends upon all Class II Serial Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such action shall have been paid or funds therefor set apart, and (ii) all mandatory sinking fund obligations pursuant to the terms of any series of Class II Serial Preferred Stock for all sinking fund payments due on or prior to the date of such action shall have been complied with.

SECTION 4. (a) The holders of Class II Serial Preferred Stock of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Class II Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division B, plus (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Class II Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Class II Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Class II Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Class II Serial Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division B.

SECTION 5. (a) The holders of shares of Class II Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders, and, except as otherwise provided by this Section 5 of this Division B or required by law, the holders of Class II Serial Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. No adjustment of the voting rights of holders of Class II Serial Preferred Stock shall be made in the event of an increase or decrease in the number of shares of Common Stock authorized or issued or in the event of a stock split or combination of the Common Stock or in the event of a stock dividend on any class of stock payable solely in Common Stock.

If, and so often as, the Corporation shall be in default in the payment of dividends in an amount equivalent to six full quarterly dividends on any series of Class II Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Class II Serial Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall thereafter be entitled to elect, as hereinbelow provided, two members of the Board of Directors of the Corporation who shall serve, except as hereinbelow provided, until the next annual meeting of the shareholders and until their successors have been elected and qualified. The special class voting rights provided for herein when the same shall have become vested shall remain so vested until all dividends on the Class II Serial Preferred Stock of all series then outstanding for all past dividend payment dates shall have been paid or funds therefor set apart, whereupon the terms of Directors elected by the holders of Class II Serial Preferred Stock shall automatically terminate and the holders of Class II Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

In the event of default entitling the holders of Class II Serial Preferred Stock to elect two Directors as above specified, a special meeting of the holders of Class II Serial Preferred Stock for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or upon written notice to the Secretary of the Corporation may be called by, the holders of record of at least ten percent of the shares of Class II Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required, and the holders of Class II Serial Preferred Stock shall not be entitled, to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt by the Secretary of the Corporation of the foregoing written request or notice from the holders of Class II Serial Preferred Stock. At any annual meeting of shareholders or special meeting called for such purpose at which the holders of Class II Serial Preferred Stock shall be entitled to elect Directors, the holders of 35% of the then outstanding shares of Class II Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum for such purpose, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be necessary and sufficient to elect the members of the Board of Directors which the holders of Class II Serial Preferred Stock are entitled to elect as hereinabove provided. If at any such meeting there shall be less than a quorum for such purpose present, the holders of a majority of the shares of Class II Serial Preferred Stock so present may adjourn the meeting for such purpose only from time to time without notice other than announcement at the meeting until a quorum shall attend.

The two Directors who may be elected by the holders of Class II Serial Preferred Stock pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

(b) The affirmative vote of the holders of at least two-thirds of the shares of Class II Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for purpose at which the holders of Class II Serial Preferred Stock shall vote separately as a class, shall be necessary to adopt any amendment to the Amended Articles of Incorporation (but so far as the holders of Class II Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

(i) changes issued shares of Class II Serial Preferred Stock of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or
(ii) changes the express terms of the Class II Serial Preferred Stock in any manner substantially prejudicial to the holders of all series thereof then outstanding; or
(iii) authorizes shares of any class, or any security convertible into shares of any class, or authorizes the conversion of any security into shares of any class, ranking prior to the Class II Serial Preferred Stock; or
(iv) changes the express terms of issued shares of any class ranking prior to the Class II Serial Preferred Stock in any manner substantially prejudicial to the holders of all series of Class II Serial Preferred Stock then outstanding;

and the affirmative vote of the holders of at least two-thirds of the shares of each affected series of Class II Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Class II Serial Preferred Stock shall vote separately as a series, shall be necessary to adopt any amendment to the Amended Articles of Incorporation (but so far as the holders of each such series of Class II Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

(v) changes issued shares of Class II Serial Preferred Stock of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or a different number of shares of the Corporation of any other class or series; or
(vi) changes the express terms of any series of the Class II Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or
(vii) changes the express terms of issued shares of any class ranking prior to the Class II Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series of Class II Serial Preferred Stock then outstanding.

SECTION 6. If the shares of any series of Class II Serial Preferred Stock shall be convertible into shares of any other class or series of stock of the Corporation, then upon conversion of shares of such series the stated capital, if any, of the shares delivered upon such conversion shall be an amount equal to the stated capital, if any, represented by each such share outstanding at the time of such conversion multiplied by the number of such shares delivered upon such conversion. The stated capital, if any, of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital, if any, of the shares of Class II Serial Preferred Stock so converted and the stated capital, if any, of the shares delivered upon such conversion.

SECTION 7. For the purpose of this Division B:

Whenever reference is made to shares "ranking prior to the Class II Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class II Serial Preferred Stock; whenever reference is made to shares "on a parity with the Class II Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class II Serial Preferred Stock, and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class II Serial Preferred Stock; and whenever reference is made to shares "ranking junior to the Class II Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Class II Serial Preferred Stock.

DIVISION C

Express Terms of the Common Stock

The Common Stock shall be subject to the express terms of the Class I and Class II Serial Preferred Stock and of any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

FIFTH: The Corporation may from time to time pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

SIXTH: These Amended Articles of Incorporation shall supersede and take the place of the heretofore Amended Articles of Incorporation of the Corporation.

SEVENTH: Notwithstanding any provision of Section 1701.01, et seq., of the Ohio Revised Code, or any successor statutes now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares of capital stock entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of such shares thereof, such action, unless otherwise expressly required by law, these Amended Articles of Incorporation or the Amended Regulations of the Corporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes of shares thereof.